UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2012

REAL ESTATE ASSOCIATES LIMITED VI

(Exact name of Registrant as specified in its charter)

            California                0-13112                 95-3778627

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Real Estate Associates Limited VI, a California limited partnership (the “Registrant”), owns a 98.99% limited partnership interest in Civic Housing Associates I (“Civic I”), an Ohio limited partnership, and Civic Housing Associates II (“Civic II”), an Ohio limited partnership. On January 11, 2012, Civic I and Civic II sold their investment properties, Marshall Plaza I and Marshall Plaza II, respectively, to The Orlean Company (the “Purchaser”), an Ohio corporation, for gross sales prices of approximately $1,110,000 and $1,385,000, respectively. After payment of closing costs and non-recourse notes payable due to an affiliate of the Purchaser, the Registrant received distributions of approximately $58,000 and $72,000 from the sales of Marshall Plaza I and Marshall Plaza II, respectively. The Registrant had no investment balance remaining in either Civic I or Civic II as of September 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED VI

By: National Partnership Investments Corp.
Corporate General Partner

By: /s/Stephen Waters
Stephen Waters
Senior Director of Partnership Accounting

Date: January 17, 2012